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                                                                  EXHIBIT NO. 3


                                  BAKER TILLY
                                Old Sarum House
                               49 Princes Street
                                     Yeovil
                           Somerset BA20 1EG England


June 10, 1997


Mark Solutions, Inc.
Parkway Technical Center
1515 Broad Street
Bloomfield, New Jersey 07003



Dear Sirs

Simis Medical Imaging Limited

We confirm that the financial statements of Simis Medical Imaging Limited for the years ended 31 December 1994 and 31 December 1995 have been prepared in accordance with UK Generally Accepted Accounting Principles and that the audit of the financial statements was conducted in accordance with UK Auditing Standards.

We further confirm that in respect of the information disclosed in these financial statements we are not aware of any material differences between UK Generally Accepted Accounting Principles and US Generally Accepted Accounting Principles or between UK Auditing Standards and US Generally Accepted Auditing Standards.


Yours Faithfully


Baker Tilly